UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 28, 2019
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ENDO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 28, 2019, Endo International plc (the Company), through its subsidiary Endo Luxembourg Finance Company I S.à r.l., borrowed $300.0 million under its previously disclosed $1,000.0 million existing revolving credit facility (the Revolving Credit Facility), which bears interest at a rate equal to LIBOR plus 2.50% at the time of the borrowing. After giving effect to this transaction and the previously issued and outstanding $3.2 million of letters of credit, approximately $696.8 million remain available under the Revolving Credit Facility. However, the Company’s debt agreements, including the Credit Agreement, dated as of April 27, 2017 (the Credit Agreement), as amended by the First Amendment to the Credit Agreement dated as of March 28, 2019 (the First Amendment), contain certain conditions that limit the Company’s ability to incur additional secured indebtedness, including borrowings under the Revolving Credit Facility, which significantly restrict the Company’s access to this remaining available credit. The Company expects to use the proceeds from the borrowing under the Revolving Credit Facility for purposes consistent with the Company’s previously stated capital allocation priorities, including for general corporate purposes.
The Credit Agreement was described in the Company’s Current Report on Form 8-K filed on April 28, 2017, and was filed as Exhibit 10.1 thereto, and the First Amendment was described in the Company’s Current Report on Form 8-K filed on March 28, 2019, and was filed as Exhibit 10.1 thereto. Such descriptions are incorporated by reference herein.
Forward Looking Statements
This current report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation, including, but not limited to, the statements relating to the use of proceeds. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements. Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, they involve risks and uncertainties. Although the Company believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this current report. Readers should note that many factors, as more fully described in the documents filed by the Company with the Securities and Exchange Commission and with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval, including under the caption "Risk Factors" in the Company’s Form 10-K, Form 10-Q and Form 8-K filings, and as otherwise enumerated herein or therein, could affect the Company’s future results and could cause the Company’s actual results to differ materially from those expressed in forward-looking statements contained in this current report. The forward-looking statements in this current report are qualified by these risk factors. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer
Dated: June 28, 2019